Exhibit 10.2

LOCAFY Limited
ACN 136 737 767

(Company)

INCENTIVE PERFORMANCE RIGHTS PLAN

Table of Contents

1.	DEFINITIONS AND INTERPRETATION		1

	1.1	Definitions	1
	1.2	Interpretation	5

2.	PurposE		6

3.	COMMENCEMENT AND TERM		7

4.	OFFER OF PERFORMANCE RIGHTS		7

	4.1	Offer	7
	4.2	Offer Document	7
	4.3	Personal Offer	7
	4.4	Nominee	7
	4.5	Minimum Contents of Offer Document	8
	4.6	Number of Performance Rights	8
	4.7	No Consideration	8
	4.8	Vesting Conditions	8
	4.9	Share Restriction Period	8
	4.10	Deferred Taxation	8
	4.11	Quotation of Performance Rights	8
	4.12	Limit on Offers	9

5.	ACCEPTANCE OF OFFER		9

	5.1	Acceptance of Offer	9
	5.2	Board’s right to reject	9
	5.3	Participant Agrees to be Bound	9
	5.4	Lapse of Offer	9

6.	GRANT OF PERFORMANCE RIGHTS		10

	6.1	Grant of Performance Rights	10
	6.2	Approvals	10
	6.3	Restrictions on Transfers, Dealings and Hedging	10

7.	VESTING AND EXERCISE of Performance Rights		10

	7.1	Vesting Conditions	10
	7.2	Vesting Condition Exceptions	11
	7.3	Exercise on Vesting	11
	7.4	One or Several Parcels	11

8.	issue/TRANSFER of shares OR CASH PAYMENT		11

	8.1	Issue/transfer of Shares	11
	8.2	Cash Payment Facility	12
	8.3	Blackout Period, Takeover Restrictions and Insider Trading	12
	8.4	Withholding	12
	8.5	Rights attaching to Shares	12
	8.6	Share ranking	13
	8.7	Quotation on ASX or NSX	13
	8.8	Sale of Shares	13

9.	Restriction on Dealing in Shares		13

	9.1	Restriction Period	13
	9.2	Waiver of Restriction Period	14
	9.3	No disposal of Restricted Shares	14
	9.4	ASX or NSX Imposed Escrow	14
	9.5	Enforcement of Restriction Period	14
	9.6	Lapse of Restriction Period	14

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10.	Lapse of Performance Rights		14

	10.1	Lapsing of Performance Right	14
	10.2	Fraud and Related Matters	15

11.	ExCHANGE DUE TO CHANGE OF CONTROL		16

12.	PArticipation rights AND reORGANISATION		16

	12.1	Participation Rights	16
	12.2	Adjustment for Reorganisation	16
	12.3	Notice of Adjustments	16
	12.4	Cumulative Adjustments	16

13.	OVERRIDING RESTRICTIONS ON ISSUE AND EXERCISE		17

14.	amendments		17

	14.1	Power to amend Plan	17
	14.2	Adjustment to Performance Right Terms	17
	14.3	Notice of amendment	18

15.	Trust		18

16.	miscellaneous		18

	16.1	Rights and obligations of Participant	18
	16.2	Power of the Board	19
	16.3	Dispute or disagreement	19
	16.4	ASIC relief	20
	16.5	Non-residents of Australia	20
	16.6	Communication	20
	16.7	Attorney	21
	16.8	Costs and Expenses	21
	16.9	Adverse Tax	21
	16.10	Data protection	21
	16.11	Error in Allocation	22
	16.12	No fiduciary capacity	22
	16.13	Listing Rules	22
	16.14	Enforcement	22
	16.15	Laws governing Plan	22

Schedule 1 – performance rights plan – OFFER DOCUMENT			23

Schedule 2 – performance rights plan Application Form			25

SCHEDULE 3 – Notice of exercise of PERFORMANCE RIGHTS			27

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LOCAFY Limited

INCENTIVE PERFORMANCE RIGHTS PLAN

The Directors are empowered to operate the Locafy Limited Incentive Performance Rights Plan (Plan) on the following terms and in accordance with the Listing Rules (where applicable).

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

For the purposes of the Plan, the following words have the following meanings.

Application Form means the Application Form by which an Eligible Participant or Nominee (as applicable) applies for Performance Rights in response to an Offer for Performance Rights, in substantially the same form as set out in Schedule 2 or as otherwise approved by the Company from time to time.

ASIC means the Australian Securities and Investments Commission.

Associated Body Corporate means:

(a)	a related body corporate (as defined in the Corporations Act) of the Company;

(b)	a body corporate which has an entitlement to not less than 20% of the voting Shares of the Company; and

(c)	a body corporate in which the Company has an entitlement to not less than 20% of the voting shares.

Blackout Period means a period when the Participant is prohibited from trading in the Company’s securities by the Company’s written policies.

Board means the board of Directors of the Company or committee appointed by the Board for the purposes of the Plan.

Business Day means those days other than a Saturday, Sunday or public holiday in the State and any other day which the Nasdaq shall declare and publish is not a business day.

Cash Payment means, in respect of a vested Performance Right, except as otherwise provided for in the Offer for that Performance Right, a cash amount equal to the current Market Value of a Share.

Cash Payment Facility has the meaning given to it in Rule 8.2.

Change of Control means:

(a)	a bona fide Takeover Bid is declared unconditional and the bidder has acquired a Relevant Interest in at least 50.1% of the Company’s issued Shares;

(b)	a court approves, under Section 411(4)(b) of the Corporations Act, a proposed compromise or arrangement for the purposes of, or in connection with, a scheme for the reconstruction of the Company or its amalgamation with any other company or companies; or

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(c)	in any other case, a person obtains Voting Power in the Company which the Board (which for the avoidance of doubt will comprise those Directors immediately prior to the person acquiring that Voting Power) determines, acting in good faith and in accordance with their fiduciary duties, is sufficient to control the composition of the Board

Class Order means ASIC Class Order 14/1000 as amended or replaced.

Closing Date means the date on which an Offer is stated to close.

Company means Locafy Limited (ACN 136 737 767).

Constitution means the constitution of the Company from time to time.

Corporations Act means the Corporations Act 2001 (Cth).

Director means any person occupying the position of a director of any Group Company (including an alternate director or managing director appointed in accordance with the relevant constitution).

Dispose means, in relation to a Share or Performance Right:

(a)	sell, assign, buy-back, redeem, transfer, convey, grant an option over, grant or allow a Security Interest over;

(b)	enter into any swap arrangement, any derivative arrangements or other similar arrangement; or

(c)	otherwise directly or indirectly dispose of a legal, beneficial or economic interest in the Share or Performance Right,

(and Disposal has a corresponding meaning).

Eligible Participant means:

(a)	a Director (whether executive or non-executive) of any Group Company;

(b)	a full or part time employee of any Group Company;

(c)	a casual employee or contractor of a Group Company (but, if the Class Order is being relied on, only to the extent permitted by the Class Order); or

(d)	a prospective participant, being a person to whom the Offer is made but who can only accept the Offer if an arrangement has been entered into that will result in the person becoming an Eligible Participant under Rules (a), (b) or (c) above, who is declared by the Board to be eligible to receive grants of Performance Rights under the Plan.

Expiry Date means, in respect of a Performance Right, the date on which the Performance Right lapses (if it has not already otherwise lapsed in accordance with the Plan).

Grant Date means, in relation to a Performance Right, the date on which the Performance Right is granted.

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Group means the Company and each other Associated Body Corporate.

Group Company means the Company or any Associated Body Corporate.

Holding Lock means a facility that prevents Shares from being deducted from or entered into a holding pursuant to a transfer or conversion.

Listing Rules means the listing rules of Nasdaq and any other rules of Nasdaq which apply while the Company is admitted to the Nasdaq, each rule as amended or replaced from time to time, except to the extent of any express written waiver by Nasdaq.

Market Value, in respect of a Share, means:

(a)	where the Company is not listed on Nasdaq, the more recent of:

(i)	the most recent cash or cash equivalent price at which Shares were issued or sold for valuable consideration in a bona fide, arms’ length transaction (not being Shares issued under this Plan); and

(ii)	the market value of a Share as determined by the Company, acting reasonably, such valuation being no less than twelve (12) months old as at the date the Market Value is to be determined; or

(b)	where the Company is listed on Nasdaq, the volume weighted average market price for Shares traded on Nasdaq over the 10 most recent trading days on which the Shares were traded prior to the day on which the Market Value is to be determined.

Nasdaq means The Nasdaq Stock Market LLC.

Nominee means a nominee of an Eligible Participant that is one of the following:

(a)	an immediate family member of the Eligible Participant or (subject to Board approval) a trustee of an Eligible Participant’s family trust whose beneficiaries are limited to the Eligible Participant and/or the Eligible Participant’s immediate family members;

(b)	a company whose members comprise no persons other than the Eligible Participant or immediate family members of the participant; or

(c)	a corporate trustee of a self-managed superannuation fund (within the meaning of the Superannuation Industry (Supervision) Act 1993) where the Eligible Participant is a director of the trustee.

Offer means an invitation to treat made to an Eligible Participant to be granted one or more Performance Rights under the Plan as set out in an Offer Document.

Offer Document means an offer document in substantially the same form as set out in Schedule 1 to this Plan, or such other form as approved by the Board from time to time consistent with the Corporations Act (and the Class Order to the extent it is being relied upon).

Participant means an Eligible Participant to whom Performance Rights have been granted under the Plan or, if Rule 4.4 applies, a Nominee of the Eligible Participant to whom Performance Rights have been granted under the Plan.

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Performance Right means a right to be issued or transferred into a Share (or paid a Cash Payment), upon and subject to the terms of these Rules and the terms of any applicable Offer.

Plan means the plan as set out in this document, subject to any amendments or additions made under Rule 14.

Redundancy means termination of the employment, office or engagement of a Relevant Person due to economic, technological, structural or other organisational change where:

(a)	no Group Company requires the duties and responsibilities carried out by the Relevant Person to be carried out by anyone; or

(b)	no Group Company requires the position held by the Relevant Person to be held by anyone.

Relevant Interest has the meaning given in the Corporations Act.

Relevant Person means:

(a)	in respect of an Eligible Participant, that person; and

(b)	in respect of a Nominee of an Eligible Participant, that Eligible Participant.

Restricted Shares means Shares issued on the exercise of a Performance Right granted under the Plan that the Board has determined are subject to a Restriction Period.

Restriction Period means the period during which a Share issued on the exercise of a Performance Right cannot be transferred or otherwise dealt with in accordance with Rule 9.

Retirement means where a Relevant Person intends to permanently cease all gainful employment in circumstances where the Relevant Person provides, in good faith, a written statutory declaration to the Board to that effect.

Round Lot has the meaning given to that term in the Listing Rules.

Rules means the rules of the Plan set out in this document.

Security Interest means an interest or power:

(a)	reserved in or over an interest in any asset including any retention of title; or

(b)	created or otherwise arising in or over any interest in any asset under a security agreement, a bill of sale, mortgage, charge, lien, pledge, trust or power,

by way of, or having similar commercial effect to, security for the payment of a debt, any other monetary obligation or the performance of any other obligation, and includes, but is not limited to:

(c)	any agreement to grant or create any of the above; and

(d)	a security interest within the meaning of section 12 of the Personal Property Securities Act 2009 (Cth).

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Severe Financial Hardship means that the Relevant Person is unable to provide themselves, their family or other dependents with basic necessities such as food, accommodation and clothing, including as a result of family tragedy, financial misfortune, serious illness, impacts of natural disaster and other serious or difficult circumstances.

Share means a fully paid ordinary share in the capital of the Company.

Shareholder means a holder of Shares.

Special Circumstances means:

(a)	a Relevant Person ceasing to be an Eligible Participant due to:

(i)	death or Total or Permanent Disability of a Relevant Person; or

(ii)	Retirement or Redundancy of a Relevant Person;

(b)	a Relevant Person suffering Severe Financial Hardship;

(c)	any other circumstance stated to constitute “Special Circumstances” in the terms of the relevant Offer made to and accepted by the Participant; or

(d)	any other circumstances determined by the Board at any time (whether before or after the Offer) and notified to the relevant Participant which circumstances may relate to the Participant, a class of Participant, including the Participant or particular circumstances or class of circumstances applying to the Participant.

State means Western Australia.

Takeover Bid means a takeover bid (as defined in the Corporations Act) to acquire Shares.

Total and Permanent Disability means that the Relevant Person has, in the opinion of the Board, after considering such medical and other evidence as it sees fit, become incapacitated to such an extent as to render the Relevant Person unlikely ever to engage in any occupation with the Company or its Associated Bodies Corporate for which he or she is reasonably qualified by education, training or experience.

Vesting Condition means, in respect of a Performance Right, any condition set out in the Offer which must be satisfied (unless waived in accordance with the Plan) before that Performance Right can be exercised or any other restriction on exercise of that Performance Right specified in the Offer or in this Plan.

Voting Power has the meaning given to that term in Section 9 of the Corporations Act.

1.2	Interpretation

In this Plan unless the context otherwise requires:

(a)	headings are for convenience only and do not affect the interpretation of this Plan;

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(b)	any reference in the Plan to any enactment of the Listing Rules, as applicable, includes a reference to that enactment or those Listing Rules as from time to time amended, consolidated, re-enacted or replaced;

(c)	the singular includes the plural and vice versa;

(d)	any words denoting one gender include the other gender;

(e)	where any word or phrase is given a definite meaning in this Plan, any part of speech or other grammatical form of that word or phrase has a corresponding meaning;

(f)	a reference to:

(i)	a person includes a natural person, partnership, joint venture, government agency, association, corporation or other body corporate;

(ii)	a document includes all amendments or supplements to that document;

(iii)	a Rule is a reference to a Rule of this Plan;

(iv)	a law includes a constitutional provision, treaty, decree, convention, statute, regulation, ordinance, by-law, judgment, rule of common law or equity and is a reference to that law as amended, consolidated or replaced;

(v)	an agreement other than this Plan includes an undertaking, or legally enforceable arrangement or understanding, whether or not in writing; and

(vi)	a monetary amount is in Australian dollars; and

(g)	when the day on which something must be done is not a Business Day, that thing must be done on the following Business Day.

2.	PURPOSE

The purpose of the Plan is to:

(a)	assist in the reward, retention and motivation of Eligible Participants;

(b)	link the reward of Eligible Participants to performance and the creation of Shareholder value;

(c)	align the interests of Eligible Participants more closely with the interests of Shareholders by providing an opportunity for Eligible Participants to receive Shares;

(d)	provide Eligible Participants with the opportunity to share in any future growth in value of the Company; and

(e)	provide greater incentive for Eligible Participants to focus on the Company’s longer term goals.

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3.	COMMENCEMENT AND TERM

(a)	This Plan will commence on the date determined by resolution of the Board and will continue until terminated by the Board.

(b)	The Board may terminate the Plan at any time by resolution. Termination shall not affect the rights or obligations of a Participant or the Company which have arisen under the Plan before the date of termination and the provisions of the Plan relating to a Participant’s Performance Rights shall survive termination of the Plan until fully satisfied and discharged.

4.	OFFER OF PERFORMANCE RIGHTS

4.1	Offer

(a)	The Board may, from time to time, in its absolute discretion, make a written invitation to any Eligible Participant (including an Eligible Participant who has previously received an Offer) to apply for Performance Rights, upon the terms set out in the Plan and upon such additional terms and conditions as the Board determines (Offer).

(b)	In exercising that discretion, the Board may have regard to the following (without limitation):

(i)	the Eligible Participant’s length of service with the Group;

(ii)	the contribution made by the Eligible Participant to the Group;

(iii)	the potential contribution of the Eligible Participant to the Group; or

(iv)	any other matter the Board considers relevant.

(c)	For the avoidance of doubt, nothing in this document obliges the Company at any time to make an Offer, or further Offer, to any Eligible Participant.

4.2	Offer Document

An Offer must be made using an Offer Document.

4.3	Personal Offer

Subject to Rule 4.4, an Offer is personal and is not assignable.

4.4	Nominee

(a)	Upon receipt of an Offer, an Eligible Participant may, by notice in writing to the Board, nominate a Nominee in whose favour the Eligible Participant wishes to renounce the Offer.

(b)	The Board may, in its discretion, resolve not to allow a renunciation of an Offer in favour of a Nominee without giving any reason for that decision.

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4.5	Minimum Contents of Offer Document

An Offer Document must advise the Eligible Participant of the following minimum information regarding the Performance Rights:

(a)	the maximum number of Performance Rights that the Eligible Participant may apply for, or the formula for determining the number of Performance Rights that may be applied for;

(b)	the maximum number of Shares that the Participant is entitled to be issued or transferred on the exercise of each Performance Right or the formula for determining the maximum number of Shares;

(c)	any applicable Vesting Conditions;

(d)	any Restriction Period applied by this Plan or that the Board has resolved to apply to Shares issued on exercise of the Performance Rights;

(e)	when Performance Rights will expire (Expiry Date);

(f)	the date by which an Offer must be accepted (Closing Date); and

(g)	any other information required by law or the Listing Rules or considered by the Board to be relevant to the Performance Rights or the Shares to be issued on the exercise of the Performance Rights.

4.6	Number of Performance Rights

(a)	Subject to Rule 4.12, the number of Performance Rights to be offered to an Eligible Participant from time to time will be determined by the Board in its discretion and in accordance with applicable law and the Listing Rules.

(b)	Each Performance Right will entitle the holder to be issued or transferred one Share (or to be paid a Cash Payment in lieu of the issue or transfer of one Share) unless the Plan or an applicable Offer otherwise provides.

4.7	No Consideration

Performance Rights granted under the Plan will be issued for nil cash consideration.

4.8	Vesting Conditions

A Performance Right may be made subject to Vesting Conditions as determined by the Board in its discretion and as specified in the Offer for the Performance Right.

4.9	Share Restriction Period

A Share issued on exercise of a Performance Right may be subject to a Restriction Period as determined in accordance with Rule 9 of this Plan.

4.10	Deferred Taxation

Subdivision 83A-C of the Income Tax Assessment Act 1997 applies to the Plan except to the extent an Offer provides otherwise.

4.11	Quotation of Performance Rights

Performance Rights will not be quoted on Nasdaq, except to the extent provided for by this Plan or unless the Offer provides otherwise.

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4.12	Limit on Offers

Where the Company has relied or intends relying on the Class Order to make an Offer, the Company must have reasonable grounds to believe, when making an Offer, that the number of Shares to be received on exercise of Performance Rights offered under an Offer, when aggregated with the number of Shares issued or that may be issued as a result of offers made in reliance on the Class Order at any time during the previous 3 year period under an employee incentive scheme covered by the Class Order or an ASIC exempt arrangement of a similar kind to an employee incentive scheme, will not exceed 5% of the total number of Shares on issue at the date of the Offer.

5.	ACCEPTANCE OF OFFER

5.1	Acceptance of Offer

An Eligible Participant (or permitted Nominee) may accept an Offer in whole or in part, by signing and returning an Application Form to the Company no later than the Closing Date.

5.2	Board’s right to reject

(a)	The Board may accept or reject any Application Form in its absolute discretion.

(b)	Before accepting or rejecting the Application Form, the Board may require the applicant to provide any information that the Board requests concerning the person’s entitlement to lodge an Application Form under this Plan.

(c)	The Board must promptly notify an applicant if an Application Form has been rejected, in whole or in part.

5.3	Participant Agrees to be Bound

(a)	An Eligible Participant, by submitting an Application Form, agrees to be bound by the terms and conditions of the Offer and the Application Form, the Plan and the Constitution of the Company, as amended from time to time.

(b)	If the Board resolves to allow a renunciation of an Offer in favour of a Nominee, the Eligible Participant will procure that the permitted Nominee accepts the Offer made to that Eligible Participant and that both the Eligible Participant and the Nominee agree to be bound by the terms and conditions of the Offer and Application Form, the Plan and the Constitution of the Company, as amended from time to time.

5.4	Lapse of Offer

To the extent an Offer is not accepted in accordance with Rule 5.1, the Offer will lapse on the date following the Closing Date, unless the Board determines otherwise.

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6.	GRANT OF PERFORMANCE RIGHTS

6.1	Grant of Performance Rights

(a)	Subject to Rule 6.2, once the Board has received and approved a duly signed and completed Application Form for Performance Rights, the Company must, provided the Eligible Participant to whom the Offer was made remains an Eligible Participant, promptly grant Performance Rights to the applicant, upon the terms set out in the Offer, the Application Form and the Plan and upon such additional terms and conditions as the Board determines.

(b)	The Company will, within a reasonable period after the Grant Date of the Performance Rights, issue the applicant with a certificate evidencing the grant of the Performance Rights.

6.2	Approvals

The Company’s obligation to grant Performance Rights is conditional on:

(a)	the grant of the Performance Rights complying with all applicable legislation, the Listing Rules and the Constitution; and

(b)	all necessary approvals required under any applicable legislation and the Listing Rules being obtained prior to the grant of the Performance Rights.

6.3	Restrictions on Transfers, Dealings and Hedging

(a)	Subject to the Listing Rules, as applicable, and except as otherwise provided for by an Offer, a Performance Right granted under the Plan is only transferable, assignable or able to be otherwise Disposed:

(i)	in Special Circumstances with the consent of the Board (which may be withheld in its absolute discretion); or

(ii)	by force of law upon death to the Participant’s legal personal representative or upon bankruptcy to the Participant’s trustee in bankruptcy.

(b)	A Participant must not enter into any arrangement for the purpose of hedging, or otherwise affecting their economic exposure, to their Performance Rights.

(c)	Where the Participant purports to transfer, assign, mortgage, charge or otherwise dispose or encumber a Performance Right, other than in accordance with Rule 6.3(a), or hedge a Performance Right contrary to Rule 6.3(b), the Performance Right immediately lapses.

7.	VESTING AND EXERCISE of Performance Rights

7.1	Vesting Conditions

(a)	Subject to Rules 7.2 and 7.3, a Performance Right granted under the Plan will not vest and be exercisable unless the Vesting Conditions (if any) attaching to that Performance Right have been satisfied, as determined by the Board acting reasonably, and the Board has notified the Participant of that fact.

(b)	The Board must notify a Participant in writing within 10 Business Days of becoming aware that any Vesting Condition attaching to a Performance Right has been satisfied.

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7.2	Vesting Condition Exceptions

Notwithstanding Rule 7.1, the Board may in its absolute discretion except in respect of Rule 7.2(b), where (unless an Offer provides otherwise) Vesting Conditions are deemed to be automatically waived, by written notice to a Participant, resolve to waive any of the Vesting Conditions applying to Performance Rights due to:

(a)	Special Circumstances arising in relation to an Eligible Participant;

(b)	a Change of Control occurring; or

(c)	the Company passing a resolution for voluntary winding up, or an order is made for the compulsory winding up of the Company,

in which case Rule 7.3 applies.

7.3	Exercise on Vesting

A Participant (or their personal legal representative where applicable) may, subject to the terms of this Plan and any Offer, exercise any vested Performance Right at any time after the Board notifies that the Performance Right has vested and before it lapses by providing the Company with:

(a)	the certificate for the Performance Rights or, if the certificate for the Performance Rights has been lost, mutilated or destroyed, a declaration to that effect, accompanied by an indemnity in favour of the Company against any loss, costs or expenses which might be incurred by the Company as a consequence of its relying on the declaration that the certificate has been lost, mutilated or destroyed; and

(b)	a notice in the form of Schedule 3 addressed to the Company and signed by the Participant stating that the Participant exercises the Performance Rights and specifying the number of Performance Rights which are exercised.

7.4	One or Several Parcels

Performance Rights may be exercised in one or more parcels of any size, provided that the number of Shares issued or transferred upon exercise of the number of Performance Rights in any parcel is not less than a Round Lot.

8.	ISSUE/TRANSFER OF SHARES OR CASH PAYMENT

8.1	Issue/transfer of Shares

If the items specified in Rule 7.3 are delivered in accordance with that Rule, and provided the Board has not determined that a Cash Payment applies, the Company will, subject to the Corporations Act, the Listing Rules, this Plan and any applicable Offer:

(a)	within 10 Business Days of satisfaction of Rule 7.3, issue or transfer to the Participant the Shares credited as being fully paid in respect of which the Performance Rights are exercised, together with any additional Shares an entitlement to which has arisen under Rule 12 in consequence of the exercise of the Performance Rights;

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(b)	despatch a share certificate or enter the Shares in the Participant’s uncertificated holding, as the case may be, upon the terms set out in the Offer, the Application Form and the Plan and upon such additional terms and conditions as the Board determines; and

(c)	cancel the certificate delivered pursuant to Rule 7.3 and, if any Performance Rights which have not lapsed remain unexercised, deliver to the Participant a replacement certificate reflecting the number of those Performance Rights which remain unexercised.

8.2	Cash Payment Facility

(a)	Subject to the Corporations Act, the Listing Rules, this Plan and the terms of any Offer, where all Vesting Conditions in respect of a Performance Right have been satisfied or waived, the Board may, in its absolute discretion, within 10 Business Days of receipt of a valid notice of exercise for vested Performance Right, in lieu of issuing or transferring a Share to the Participant on exercise of the Performance Right under Rule 8.1, pay the Participant or his or her personal representative (as the case may be) a Cash Payment for the Performance Right exercised (which may be nil if the Cash Payment is a negative amount).

(b)	A vested Performance Right automatically lapses upon payment of a Cash Payment in respect of the vested Performance Right.

8.3	Blackout Period, Takeover Restrictions and Insider Trading

If the issue or transfer of Shares on exercise of a Performance Right would otherwise fall within a Blackout Period, or breach the insider trading or takeover provisions of the Corporations Act, or the Listing Rules, the Company may delay the issue of the Shares until 10 Business Days following the expiration, as applicable, of the Blackout Period or the day on which the insider trading or takeover provisions or the Listing Rules, no longer prevent the issue or transfer of the Shares.

8.4	Withholding

If a Participant is liable for tax, duties or other amounts in respect of their Performance Rights, and the Company is liable to make a payment to the appropriate authorities on account of that liability, unless the Participant and the Company agree otherwise, the Company must either deduct from any Cash Payment due, or issue to the Participant and arrange (as the Participant’s attorney) for a nominee to sell on Nasdaq, such number of Shares which would otherwise be issued and allocated to the Participant so that the net proceeds of sale (after allowing for reasonable sale costs) equal the payment the Company is required to pay to the appropriate authorities. The Company is entitled to apply such net sale costs to pay to the appropriate authorities, with any excess sale proceeds to be remitted to the Participant.

8.5	Rights attaching to Shares

A Participant will, from and including the issue date of Shares under this Plan, be the legal owner of the Shares issued in respect of them and will be entitled to dividends and to exercise voting rights attached to the Shares.

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8.6	Share ranking

All Shares issued under the Plan will rank equally in all respects with the Shares of the same class for the time being on issue except as regards any rights attaching to such Shares by reference to a record date prior to the date of their issue.

8.7	Quotation on Nasdaq

(a)	If Shares of the same class as those issued under the Plan are quoted on Nasdaq, the Company will, subject to the Listing Rules, as applicable, apply to Nasdaq, as the case may be, for those Shares to be quoted on Nasdaq within the later of 10 Business Days after:

(i)	the date the Shares are issued; and

(ii)	the date any Restriction Period that applies to the Shares ends.

(b)	The Company will not apply for quotation of any Performance Rights on Nasdaq.

8.8	Sale of Shares

(a)	Subject to Rules 8.8(d) and 9 and the Company’s Constitution, there will be no transfer restrictions on Shares issued or transferred under the Plan unless the sale, transfer or disposal by the Participant of the Shares issued or transferred to them on exercise of the Performance Rights (or any interest in them) would require the preparation of a disclosure document (as that term is defined in the Corporations Act).

(b)	If a disclosure document is required, the Participant agrees to enter into such arrangements with the Company as the Board considers appropriate to prevent the sale, transfer or disposal of the relevant Shares in a manner that would require a disclosure document to be prepared.

(c)	The Company will issue, where required to enable Shares issued on exercise of Performance Rights to be freely tradeable on Nasdaq (subject to any Restriction Period), a cleansing statement under Section 708A(5) of the Corporations Act at the time Shares are issued. Where a cleansing statement is required, but cannot be issued, the Company will lodge a prospectus in relation to the Shares with ASIC which complies with the requirements of the Corporations Act and allows the Shares to be freely tradeable on Nasdaq (subject to any Restriction Period).

(d)	A Participant must not sell, transfer or dispose of any Shares issued to them on exercise of the Performance Rights (or any interest in them) in contravention of the Corporations Act, including the insider trading and on-sale provisions.

9.	Restriction on Dealing in Shares

9.1	Restriction Period

Subject to clause 9.4, the Board may, in its discretion, determine at any time up until exercise of Performance Rights, that a restriction period will apply to some or all of the Shares issued or transferred to a Participant on exercise of those Performance Rights (Restricted Shares), up to a maximum of seven (7) years from the Grant Date of the Performance Rights (Restriction Period).

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9.2	Waiver of Restriction Period

Subject to Rule 9.4, the Board may, in its sole discretion, having regard to the circumstances at the time, waive a Restriction Period determined pursuant to Rule 9.1.

9.3	No disposal of Restricted Shares

A Participant must not dispose of or otherwise deal with any Shares issued to them under the Plan while they are Restricted Shares.

9.4	Escrow

Shares are deemed to be subject to a Restriction Period to the extent necessary to comply with any escrow restrictions imposed.

9.5	Enforcement of Restriction Period

(a)	The Company may implement any procedure it considers appropriate to restrict a Participant from dealing with any Shares for as long as those Shares are subject to a Restriction Period.

(b)	The Participant agrees to:

(i)	execute a restriction agreement in relation to the Restricted Shares reflecting any Restriction Period applying to the Restricted Shares under the Plan or any escrow imposed;

(ii)	if required, the Company lodging the share certificates for the Shares (where issuer sponsored) with a bank or recognised trustee to hold until the expiry of any Restriction Period applying to the Shares or until the Shares are otherwise released from restrictions (at which time the Company shall arrange for the share certificates to be provided to the Participant); and

(iii)	if required, the application of a Holding Lock over Shares until any Restriction Period applying to the Shares under the Plan has expired (at which time the Company shall arrange for the Holding Lock to be removed).

9.6	Lapse of Restriction Period

When a Share ceases to be a Restricted Share, all restrictions on disposing of or otherwise dealing or purporting to deal with that Share provided in or under these Rules will cease.

10.	Lapse of Performance Rights

10.1	Lapsing of Performance Right

A Performance Right will lapse upon the earlier to occur of:

(a)	an unauthorised dealing in, or hedging of, the Performance Right occurring, as governed by Rule 6.3(c);

(b)	a Vesting Condition in relation to the Performance Right is not satisfied by the due date, or becomes incapable of satisfaction, as determined by the Board acting reasonably, unless the Board exercises its discretion to waive the Vesting Condition and vest the Performance Right under Rule 7.2 (Vesting Condition Exceptions) or Rule 10.1(c)(ii) applies;

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(c)	in respect of an unvested Performance Right only, a Relevant Person ceases to be an Eligible Participant, unless the Board:

	(i)	exercises its discretion to vest the Performance Right under Rule 7.2 (Vesting Condition Exceptions); or

	(ii)	in its absolute discretion, resolves to allow the unvested Performance Rights to remain unvested after the Relevant Person ceases to be an Eligible Participant;

(d)	in respect of a vested Performance Right only:

	(i)	a Relevant Person ceases to be an Eligible Participant and the Board, in its absolute discretion, resolves that the Performance Right granted in respect of that Relevant Person must:

		(A)	be exercised within one (1) month (or such later date as the Board determines) of the date the Relevant Person ceases to be an Eligible Participant and the Performance Right is not exercised within that period; or;

		(B)	be cancelled by the Company in consideration for a Cash Payment to the Participant, and a Cash Payment is made in respect of the vested Performance Right; or

	(ii)	upon payment of a Cash Payment in respect of the vested Option under Rule 8.2;

(e)	the Board deems that a Performance Right lapses due to fraud, dishonesty or other improper behaviour of the holder/Eligible Participant under Rule 10.2 (Fraud and Related Matters);

(f)	in respect of an unvested Performance Right, the Company undergoes a Change of Control or a winding up resolution or order is made, and the Performance Right does not vest in accordance with Rule 7.2 (Vesting Condition Exceptions); and

(g)	the Expiry Date of the Performance Right.

10.2	Fraud and Related Matters

Notwithstanding any other provision of this document, where a Relevant Person:

	(a)	in the opinion of the Board, acts fraudulently or dishonestly, is grossly negligent, demonstrates serious and wilful misconduct, or causes a material adverse effect on the reputation of the Company;

	(b)	has his or her employment or office terminated due to serious or wilful misconduct or otherwise for cause without notice;

	(c)	deals with or disposes of Performance Rights or Restricted Shares contrary to the provisions of this Plan or any applicable Offer; or

	(d)	becomes ineligible to hold his or her office due to Part 2D.6 of the Corporations Act,

the Board may, by written notice to the Participant, deem any unvested, or vested but unexercised, Performance Rights of the Participant to have lapsed, or require the Participant to pay back any Cash Payment paid to the Participant, which is deemed to be a debt due and payable by the Participant on demand, or require the Participant to do all such things necessary to cancel any Shares issued on exercise of the Participant’s Performance Rights.

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11.	ExCHANGE DUE TO CHANGE OF CONTROL

If a company (Acquiring Company) obtains control of the Company as a result of a Change of Control and both the Company, the Acquiring Company and the Participant agree, a Participant may, in respect of any vested Performance Rights that are exercised, be provided with shares of the Acquiring Company, or its parent, in lieu of Shares, on substantially the same terms and subject to substantially the same conditions as the Shares, but with appropriate adjustments to the number and kind of shares subject to the Performance Rights.

12.	PArticipation rights AND reORGANISATION

12.1	Participation Rights

(a) There are no participation rights or entitlements inherent in the Performance Rights and Participants will not be entitled to participate in new issues of capital offered to Shareholders during the currency of the Performance Rights without exercising the Performance Right.

(b) A Performance Right does not confer the right to a change in the number of underlying Shares over which the Performance Right can be exercised.

(c) A Participant who is not a Shareholder is not entitled to:

(i) notice of, or to vote or attend at, a meeting of the Shareholders of the Company; or

(ii) receive any dividends declared by the Company,

unless and until any Performance Right is exercised and the Participant holds Shares that provide the right to notice and dividends.

12.2	Adjustment for Reorganisation

If, at any time, the issued capital of the Company is reorganised (including consolidation, subdivision, reduction or return), all rights of a Participant are to be changed in a manner consistent with the Corporations Act and the Listing Rules (if applicable) at the time of the reorganisation.

12.3	Notice of Adjustments

Whenever the number of Shares to be issued on the exercise of a Performance Right is adjusted pursuant to these Rules, the Company will give notice of the adjustment to the Participant and Nasdaq, as applicable, together with calculations on which the adjustment is based.

12.4	Cumulative Adjustments

Effect will be given to Rule 12.3 in such manner that the effect of the successive applications of them is cumulative, with the intention being that the adjustments they progressively effect will reflect previous adjustments.

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13.	OVERRIDING RESTRICTIONS ON ISSUE AND EXERCISE

Notwithstanding the Rules or the terms of any Performance Right, no Performance Right may be offered, granted or exercised and no Share may be issued under the Plan if to do so:

	(a)	would contravene the Corporations Act, the Listing Rules or any other applicable law; or

	(b)	would contravene the local laws or customs of an Eligible Participant’s country of residence or in the opinion of the Board would require actions to comply with those local laws or customs which are, in the absolute discretion of the Board, impractical.

14.	amendments

14.1	Power to amend Plan

Subject to Rule 14.2, the Corporations Act and the Listing Rules:

	(a)	the Board may, at any time, by resolution amend or add to all or any of the provisions of the Plan, an Offer or the terms or conditions of any Performance Right granted under the Plan; and

	(b)	any amendment may be given such retrospective effect as is specified in the written instrument or resolution by which the amendment is made.

14.2	Adjustment to Performance Right Terms

No adjustment or variation of the terms of a Performance Right will be made without the consent of the Participant who holds the relevant Performance Right if such adjustment or variation would have a materially prejudicial effect upon the Participant (in respect of his or her outstanding Performance Rights), other than an adjustment or variation introduced primarily:

	(a)	for the purpose of complying with or conforming to present or future State, Territory or Commonwealth legislation governing or regulating the maintenance or operation of the Plan or like plans;

	(b)	to correct any manifest error or mistake;

	(c)	to enable a member of the Group to comply with the Corporations Act, the Listing Rules, applicable foreign law, or a requirement, policy or practice of the ASIC or other foreign or Australian regulatory body; or

	(d)	to take into consideration possible adverse taxation implications in respect of the Plan, including changes to applicable taxation legislation or the interpretation of that legislation by a court of competent jurisdiction or any rulings from taxation authorities administering such legislation.

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14.3	Notice of amendment

As soon as reasonably practicable after making any amendment under Rule 14.1, the Board will give notice in writing of that amendment to any Participant affected by the amendment.

15.	Trust

	(a)	The Board may, at any time, establish a trust for the sole purpose of acquiring and holding Shares in respect of which a Participant may exercise, or has exercised, vested Performance Rights, including for the purpose of enforcing the disposal restrictions and appoint a trustee to act as trustee of the trust.

	(b)	The trustee will hold the Shares as trustee for and on behalf of a Participant as beneficial owner upon the terms of the trust.

	(c)	The Board may at any time amend all or any of the provisions of this Plan to effect the establishment of a trust and the appointment of a trustee as detailed in this Rule.

	(d)	Securities held by or for this Plan must only be voted on a resolution under the Listing Rules if and to the extent that:

(i) they are held for the benefit of a nominated Participant;

(ii) the nominated Participant is not excluded from voting on the resolution under the Listing Rules; and

(iii) the nominated Participant has directed how the securities are to be voted.

16.	miscellaneous

16.1	Rights and obligations of Participant

	(a)	The rights and obligations of an Eligible Participant under the terms of their office, employment or contract with a Group Company are not affected by their participating in the Plan. This Plan will not form part of, and is not incorporated into, any contract of any Eligible Participant (whether or not they are an employee of a Group Company).

	(b)	No Participant will have any rights to compensation or damages in consequence of:

		(i)	the termination, for any reason, of the office, employment or other contract with a Group Company of the Participant (or, where the Participant is a Nominee of the Eligible Participant, that Eligible Participant) where those rights arise, or may arise, as a result of the Participant ceasing to have rights under the Plan as a result of such termination; or

		(ii)	the lapsing of Performance Rights in accordance with this Plan.

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	(c)	Nothing in this Plan, participation in the Plan or the terms of any Performance Right:

		(i)	affects the rights of any Group Company to terminate the employment, engagement or office of an Eligible Participant or a Participant (as the case may be);

		(ii)	affects the rights and obligations of any Eligible Participant or Participant under the terms of their employment, engagement or office with any Group Company;

		(iii)	confers any legal or equitable right on an Eligible Participant or a Participant whatsoever to take action against any Group Company in respect of their employment, engagement or office;

		(iv)	confers on an Eligible Participant or a Participant any rights to compensation or damages in consequence of the termination of their employment, engagement or office by any Group Company for any reason whatsoever including ceasing to have rights under the Plan as a result of such termination; or

		(v)	confers any responsibility or liability on any Group Company or its directors, officers, employees, representatives or agents in respect of any taxation liabilities of the Eligible Participant or Participant.

	(d)	If a Vesting Condition attached to a Performance Right requires a Participant to remain an employee of a Group Company, then the Participant will be treated as having ceased to be an employee of a Group Company at such time the Participant’s employer ceases to be a Group Company.

	(e)	A Participant who is granted an approved leave of absence and who exercises their right to return to work under any applicable award, enterprise agreement, other agreement, statute or regulation before the exercise of a Performance Right under the Plan will be treated for those purposes as not having ceased to be such an employee.

16.2	Power of the Board

	(a)	The Plan is administered by the Board which has power to:

		(i)	determine appropriate procedures for administration of the Plan consistent with this Plan; and

		(ii)	delegate to any one or more persons, for such period and on such conditions as it may determine, the exercise of any of its powers or discretions arising under the Plan.

	(b)	Except as otherwise expressly provided in this Plan, the Board has absolute and unfettered discretion to act, or refrain from acting, under or in connection with the Plan or any Performance Rights under the Plan and in the exercise of any power or discretion under the Plan.

16.3	Dispute or disagreement

In the event of any dispute or disagreement as to the interpretation of the Plan, or as to any question or right arising from or related to the Plan or to any Performance Rights granted under it, the decision of the Board is final and binding.

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16.4	ASIC relief

	(a)	Notwithstanding any other provisions of the Plan, every covenant or other provisions set out in an exemption or modification granted from time to time by ASIC in respect of the Plan pursuant to its power to exempt and modify the Corporations Act and required to be included in the Plan in order for that exemption or modification to have full effect, is deemed to be contained in the Plan.

	(b)	To the extent that any covenant or other provision deemed by this Rule to be contained in the Plan is inconsistent with any other provision in the Plan, the deemed covenant or other provision shall prevail.

16.5	Non-residents of Australia

	(a)	The Board may adopt additional rules of the Plan applicable in any jurisdiction outside Australia under which rights offered under the Plan may be subject to additional or modified terms, having regard to any securities, exchange control or taxation laws or regulations or similar factors which may apply to the Participant or to any Group Company in relation to the rights. Any additional rule must conform to the basic principles of the Plan.

	(b)	When a Performance Right is granted under the Plan to a person who is not a resident of Australia the provisions of the Plan apply subject to such alterations or additions as the Board determines having regard to any securities, exchange control or taxation laws or regulation or similar factors which may apply to the Participant or to any Group Company in relation to the Performance Right.

16.6	Communication

	(a)	Any notice or other communication under or in connection with the Plan may be given by personal delivery or by sending the same by post or facsimile or other electronic means:

		(i)	in the case of a company, to its registered office;

		(ii)	in the case of an individual, to the individual’s last notified address; or

		(iii)	where a Participant is a Director or employee of a Group Company, either to the Participant’s last known address or to the address of the place of business at which the Participant performs the whole or substantially the whole of the duties of the Participant’s office of employment.

	(b)	Where a notice or other communication is given by post, it is deemed to have been received 48 hours after it was put into the post properly addressed and stamped. Where a notice or other communication is given by facsimile, it is deemed to have been received on completion of transmission. Where a notice is given by electronic transmission, the notice is taken to have been received at the time the electronic transmission is sent unless the sender receives a message that the electronic message has not been delivered.

	(c)	Despite Rule 16.6(b) if any communication is received, or taken to be received under Rule 16.6(b), after 5.00pm in the place of receipt or on a non-Business Day, it is taken to be received at 9.00am on the next Business Day and take effect from that time unless a later time is specified.

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16.7	Attorney

Each Participant:

	(a)	irrevocably appoints the Company and any person nominated from time to time by the Company (each an attorney), severally, as the Participant’s attorney to complete and execute any documents, including applications for Shares and Share transfers, and to do all acts or things on behalf of and in the name of the Participant which may be convenient or necessary for the purpose of enforcing a Participant’s obligations, or exercising the Company’s rights, under this Plan or an Offer;

	(b)	covenants that the Participant will ratify and confirm any act or thing done pursuant to this power;

	(c)	except in respect of any liability caused by the Company’s reckless or wilful misconduct, releases each Group Company and the attorney from any liability whatsoever arising from the exercise of the powers conferred by this Rule; and

	(d)	except in respect of any losses caused by the Company’s reckless or wilful misconduct, indemnifies and holds harmless each Group Company and the attorney in respect thereof.

16.8	Costs and Expenses

The Company will pay all expenses, costs and charges in relation to the establishment, implementation and administration of the Plan, including all costs incurred in or associated with the issue or purchase of Shares for the purposes of the Plan.

16.9	Adverse Tax

Where a Participant may suffer an adverse taxation consequence as a direct result of participating in the Plan that was not apparent to the Participant or the Company at the time the Participant was issued Performance Rights under the Plan, the Board may, in its absolute discretion, agree to compensate the Participant in whole or in part.

16.10	Data protection

By lodging an Application Form, each Participant consents to the holding and processing of personal data provided by the Participant to any Group Company for all purposes relating to the operation of the Plan. These include, but are not limited to:

	(a)	administering and maintaining Participants’ records;

	(b)	providing information to trustees of any employee benefit trust, registrars, brokers or third party administrators of the Plan;

	(c)	providing information to future purchasers of the Company or the business in which the Participant works; and

	(d)	transferring information about the Participant to a country or territory outside Australia.

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16.11	Error in Allocation

If any Performance Rights are provided under this Plan in error or by mistake to a person (Mistaken Recipient) who is not the intended recipient, the Mistaken Recipient shall have no right or interest, and shall be taken never to have had any right or interest, in those Performance Rights and those Performance Rights will immediately lapse.

16.12	No fiduciary capacity

The Board may exercise any power or discretion conferred on it by this Plan in the interest or for the benefit of the Company, and in so doing the Board is not required to act in the interests of another person or as requested by another person and will not be under any fiduciary obligation to another person.

16.13	Listing Rules

If, and for so long as, the Company is admitted to Nasdaq, the provisions of the Listing Rules of Nasdaq, will apply to the Plan, and to the extent that the Plan and the Listing Rules, as applicable, are inconsistent, the provisions of the Listing Rules will prevail.

16.14	Enforcement

This Plan, any determination of the Board made pursuant to this Plan, and the terms of any Performance Rights granted under the Plan, will be deemed to form a contract between the Company and the Participant.

16.15	Laws governing Plan

(a) This Plan, and any Awards issued under it, are governed by the laws of the State and the Commonwealth of Australia.

(b) The Company and the Participants submit to the non-exclusive jurisdiction of the courts of the State.

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Schedule 1 – performance rights plan – OFFER DOCUMENT

[insert date]

[Name and address of Eligible Participant]

Dear [insert]

LOCAFY LIMITED – PERFORMANCE RIGHTS PLAN

The board of directors of Locafy Limited (ACN 136 737 767) (Company) is pleased to make an invitation to you to apply for Performance Rights under its Performance Rights Plan (Plan) on the terms of this offer letter (Offer). Terms used in this Offer have the same meaning as used in the Plan.

The Company is pleased to advise you of the following:

(a)	this Offer is subject to the terms and conditions of the Plan, a copy of which is attached to this Offer;

(b)	subject to the following, the Company is willing to offer you the following Performance Rights under the Plan with the following Expiry Date and subject to the following Vesting Conditions:

(i) [insert details of Performance Rights, Expiry Date and Vesting Conditions];

(c)	on exercise of your vested Performance Right you (or your Nominee) will be entitled to receive, at the absolute discretion of the Board, either:

(ii) Shares; or

(iii) a Cash Payment;

(d)	the grant of the Performance Rights is subject to the terms of the Plan, including the Company obtaining any necessary Shareholder approvals and you remaining an Eligible Participant at the time the Performance Rights are to be granted and (subject to a number of exceptions), exercised and converted into Shares;

(e)	the Performance Rights under the Plan will be granted to you for [nil] cash consideration;

(f)	Shares issued on exercise of the Performance Rights [will be subject to the following Restriction Periods/will not be subject to any Restriction Periods]:

(i) [insert];

(ii) [insert]; and

(iii) [insert].

(g)	this Offer remains open for acceptance by you until 5pm (in the State) on [insert date] (Closing Date) at which time the Offer will close and lapse;

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(h)	you may apply for the Performance Right by filling out Application Form below and returning to the Company Secretary before the Closing Date. In accordance with Rule 5.2 of the Plan, the Board may, in its absolute discretion, reject your Application Form and not grant the Performance Rights;

(i)	you may apply for the Performance Right to be registered in your name, or in a Nominee’s name. Examples of acceptable Nominees are set out in the Plan. Please discuss this with the Company Secretary if you have any queries;

(j)	unless the Plan provides otherwise, the Shares to which you are entitled on exercise of the Performance Right will be issued to you as soon as practicable after the exercise date as will any Cash Payment;

(k)	Performance Rights are only transferrable in special circumstances as set out in the Plan;

(l)	If listed, the Company will apply for the Shares to be quoted in accordance with the Listing Rules within 10 Business Days of the later of the date the Shares are issued and the date any Restriction Period that applies to the Shares ends. The Shares may be subject to restrictions on disposal in accordance with the Plan in which case the Company will impose a Holding Lock with the Company’s share registry and the Shares will not be able to be traded until the Holding Lock is lifted by the Company;

(m)	the Company will issue, where required to enable Shares issued on exercise of Performance Rights to be freely tradeable on Nasdaq (subject to any Restriction Period), a cleansing statement under Section 708A(5) of the Corporations Act at the time Shares are issued. Where a cleansing statement is required, but cannot be issued, the Company will have a prospectus available in relation to the Shares which complies with the requirements of the Corporations Act;

(n)	the Company undertakes that, during the period commencing on the date of this Offer and expiring on the Closing Date, it will, within a reasonable period of you so requesting, make available to you the current market price of the underlying Shares to which the Performance Rights relate;

(o)	the current market price of the underlying Shares to which the Performance Rights relate can be found on the Company’s website at www.locafy.com;

(p)	Subdivision 83A-C of the Income Tax Assessment Act 1997¸ which enables tax deferral on Performance Rights, [will/will not] apply (subject to the conditions in that Act) to Performance Rights granted to you under this Offer; and

(q)	you must not sell, transfer or dispose of any Shares issued to you on the exercise of Performance Rights where to do so would contravene the insider trading or on-sale provisions of the Corporations Act.

You should be aware that the business, assets and operations of the Company are subject to certain risk factors that have the potential to influence the operating and financial performance of the Company in the future. These risks can impact on the value of an investment in the securities of the Company, including Performance Rights offered under the Plan, and Shares issued on exercise of the Performance Rights.

Any advice given by the Company in relation to the Performance Rights, or underlying Shares offered under the Plan, does not take into account your objectives, financial situation and needs (including financial or taxation issues).

This Offer and all other documents provided to you at the time of this Offer contain general advice only and you should consider obtaining your own financial product advice from an independent person who is licensed by the Australian Securities and Investments Commission to give such advice. You are advised to seek independent professional advice regarding the Australian tax consequences of the grant of Performance Rights and the acquiring and disposing of any Shares that are issued on exercise of Performance Rights under the Plan according to your own particular circumstances.

Please confirm your (or your Nominee’s) acceptance of the Offer set out in this letter by completing the Application Form below and returning it to the Company by no later than [insert].

Yours faithfully

[insert name]

Director

For and on behalf of

Locafy Limited

Encl.

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Schedule 2 – performance rights plan Application Form

Locafy Limited (ACN 136 737 767) (Company) has invited you (or your Nominee), by an invitation dated [insert] (Offer), to apply for the grant under its Performance Rights Plan (Plan) of certain Performance Rights.

The entity below hereby applies for the Performance Rights under the terms of the Offer, this Application Form and the Plan.

Full Name:
ACN (if applicable)
Address:
Ph:	Email:
Tax file number(s) or exemption:

In applying for the grant of Performance Rights under the Offer, the entity below acknowledges and agrees:

(a)	that, in accordance with Rule 5.2 of the Plan, the Board may, in its absolute discretion, reject this Application Form and not grant the Performance Rights;

(b)	to be entered on the register of performance rights holders of the Company as the holder of the Performance Rights applied for, and any Shares issued on the exercise of the Performance Rights;

(c)	to be bound by the terms of the Constitution of the Company;

(d)	to be bound by the terms and conditions of the Plan;

(e)	to be bound by the terms and conditions of the Offer;

(f)	a copy of the full terms of the Plan has been provided to it;

(g)	that, by completing this Application Form, it agrees to appoint the Company Secretary as its attorney to complete and execute any documents and do all acts on its behalf which may be convenient or necessary for the purpose of giving effect to the provisions of the Plan and the Offer;

(h)	that any tax liability arising from the Company accepting its application for Performance Rights under the Plan or the issue or transfer of Shares or the making of a Cash Payment on exercise of the Performance Rights is its responsibility and not that of the Company; and

(i)	to the extent required by the terms of the Plan and the Listing Rules, to enter into any necessary restriction agreement in relation to any Shares provided on the exercise of the Performance Rights and to the placing of a Holding Lock on those Shares.

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Where an individual

SIGNED by [INSERT NAME OF	)
INDIVIDUAL] in the presence of:	)

Signature of witness		Signature

Name of witness

Where an Australian company

EXECUTED by [INSERT COMPANY NAME]	)
ACN [INSERT ACN]	)
in accordance with section 127 of the	)
Corporations Act 2001 (Cth):	)

Signature of director		Signature of director/company secretary*

Name of director		Name of director/company secretary*

*please delete as applicable

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SCHEDULE 3 – Notice of exercise of PERFORMANCE RIGHTS

To:	The Directors
Locafy Limited

I/We _______________________________ of _______________________________________ _________________________________ being registered holder(s) of performance rights as set out on the certificate annexed to this notice, hereby exercise _________________ of the abovementioned performance rights.

I/ We authorise and direct the Company, except to the extent a Cash Payment is made, to register me/us as the holder(s) of the Shares to be allotted to me/us and I/we agree to accept such Shares subject to the provisions of the Constitution of the Company.

Dated:

Signature of Holder(s)

Note:

1.	Each holder must sign.

2.	An application by a company must be executed in accordance with section 127 of the Corporations Act 2001 (Cth) and, if signing for a company as a sole director/secretary – ensure “sole director/secretary” is written beside the signature.

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